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                                                                    EXHIBIT 21.1

                            WORKFLOW MANAGEMENT, INC.

                           UNITED STATES SUBSIDIARIES

WORKFLOW MANAGEMENT, INC.
owns 100% of the outstanding stock or membership interests of the following:

         DirectPro LLC, a New York limited liability company
         Freedom Graphic Services, Inc., a New Jersey corporation iGetSmart.com, Inc., a Delaware corporation
         Premier Graphics, Inc., a South Carolina corporation
         SFI of Delaware, LLC, a Delaware limited liability company United Envelope, LLC, a Delaware limited liability company Workflow Direct, Inc., a California corporation
         Workflow Management Acquisition Corp., a New Jersey corporation Workflow Management Acquisition II Corp., a Delaware corporation WFMI, Inc., a Delaware corporation

SFI OF DELAWARE, LLC
owns 100% of the outstanding stock of the following:

         SFI of Puerto Rico, Inc., a Delaware corporation
         SFI of Illinois, Inc., a Delaware corporation
         OEI Properties, Inc., a Delaware corporation

UNITED ENVELOPE, LLC
owns 100% of the outstanding stock of the following:

         Pocono Envelope Corp., a Pennsylvania corporation

WORKFLOW MANAGEMENT ACQUISITION CORP.
owns 100% of the outstanding stock of the following:

         Universal Folding Box Co., Inc., a New York corporation

WFMI, INC.
owns 100% of the outstanding stock of the following:

         Workflow of Florida, Inc., a Delaware corporation

DIRECTPRO LLC
owns 100% of the membership interest of the following:

         DirectPro West LLC, an Ohio limited liability company

WORKFLOW MANAGEMENT ACQUISITION II CORP.
owns 100% of the outstanding common stock of the following:

         WFMI, Inc., a Delaware corporation

WORKFLOW MANAGEMENT, INC.
owns 100% of the outstanding preferred stock of the following:

         WFMI, Inc., a Delaware corporation

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IGETSMART.COM, Inc.
owns 100% of the outstanding stock of the following:

         PSE Data Products, Inc., a California corporation
         Document Options Company, a Tennessee corporation

                              CANADIAN SUBSIDIARIES

WORKFLOW MANAGEMENT, INC.
- owns 100% of the outstanding stock of the following:

         1186202 Ontario Limited, an Ontario corporation

- owns 100% of the Class A shares of the following:

1305995 Ontario, Inc., an Ontario corporation

- owns 36.78% of the Class B, C and D shares of the following:

         Data Business Forms Limited, an Ontario corporation

1186202 ONTARIO LIMITED
owns 100% of the common stock of the following:

         1304995 Ontario, Inc., an Ontario corporation

1304995 ONTARIO, INC.
owns 63.22% of the Class B, C and D shares of the following:

         Data Business Forms Limited, an Ontario corporation

DATA BUSINESS FORMS LIMITED
owns 100% of the common stock of the following:

         iGetSmart.com Canada, Inc., a Nova Scotia LLC

IGETSMART.COM, INC.
Owns 1 common share of the common stock of the following:

         iGetSmart.com Canada, Inc., a Nova Scotia LLC